                         Power of Attorney

 This Statement confirms that the undersigned, has

authorized and designated Melanie J. Dressel, Cathleen Dent,

 Pat Manwell and Christine Henkel, each with full power to

 act alone, to execute and file on the undersigned's behalf all

Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange

Commission as a result of the undersigned's ownership of or

transactions in securities of Columbia Banking System, Inc.  The authority of Melanie J. Dressel, Cathleen Dent, Pat Manwell and Christine

Henkel under this Statement shall continue until the undersigned is not longer required to file Forms 3, 4, and 5 with regard to his/her ownership of or transactions in securities of Columbia

Banking System, Inc., unless earlier revoked in writing.  The undersigned acknowledges that none of Columbia Banking System,

Inc., Melanie J. Dressel, Cathleen Dent, Pat Manwell or Christine Henkel

is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:  April 27, 2007  Signature: /s/  Kent Roberts